Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
April 30, 2026

CULLEN/FROST REPORTS FIRST QUARTER RESULTS
Board increases quarterly common dividend by 3.0 percent to $1.03

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported first quarter 2026 results.
Net income available to common shareholders for the first quarter of 2026 was $169.3 million, compared to $149.3 million for the first quarter of 2025. On a per-share basis, net income available to common shareholders for the first quarter of 2026 was $2.65 per diluted common share, compared to $2.30 per diluted common share reported a year earlier. Returns on average assets and average common equity were 1.32 percent and 15.15 percent, respectively, for the first quarter of 2026, compared to 1.19 percent and 15.54 percent, respectively, for the same period a year earlier.
For the first quarter of 2026, net interest income on a taxable-equivalent basis was $460.8 million, up 5.6 percent compared to the same quarter in 2025. Average loans for the first quarter of 2026 increased $1.2 billion, or 5.9 percent, to $22.0 billion, from the $20.8 billion reported for the first quarter a year earlier, and increased $349.3 million, or 1.6 percent, compared to the fourth quarter of 2025. Average deposits for the first quarter increased $567.9 million, or 1.4 percent, to $42.2 billion, compared to the $41.7 billion reported for last year's first quarter, and decreased $1.1 billion, or 2.6 percent, compared to the fourth quarter of 2025.

"We had a solid start to the year, with average loan growth of just under six percent and continued steady growth in deposits compared to the year-ago period," said Cullen/Frost Chairman and CEO Phil Green.
"With the opening of our Arboretum location in the Austin area, our 205th location, we have increased our total branch count by more than 50 percent since we started our Houston region expansion in December of 2018, and are very pleased with our results. Thanks to the hard work of Frost Bankers throughout the state, through the first quarter we have accumulated $2.6 billion in loans and $3.2 billion in deposits at our expansion locations in Houston, Dallas and Austin."

Noted financial data for the first quarter of 2026 follows:
•The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the first quarter of 2026 were 14.07 percent, 14.51 percent and 15.89 percent, respectively, and continue to be in excess of well-capitalized levels and exceed Basel III minimum requirements.
•Net interest income on a taxable-equivalent basis was $460.8 million for the first quarter of 2026, an increase of 5.6 percent, compared to $436.4 million for the first quarter of 2025. Net interest margin was 3.74 percent for the first quarter of 2026 compared to 3.60 percent for the first quarter of 2025 and 3.66 percent for the fourth quarter of 2025.
•Non-interest income for the first quarter of 2026 totaled $136.3 million, an increase of $12.3 million, or 9.9 percent, from the $124.0 million reported for the first quarter of 2025. Trust and investment management fees increased $5.0 million, or 11.7 percent, compared to the first quarter of 2025. The increase in trust and investment management fees during the first quarter was primarily related to increases in investment management fees (up $4.3 million) and miscellaneous fees (up $1.3 million). Investment management fees are generally based on the market value of assets within customer accounts and are thus impacted by price movements in the equity and bond markets. Service charges on deposit accounts increased $3.5 million, or 12.4 percent, compared to the first quarter of 2025. The increase was primarily related to an increase in commercial service charges (up $2.2 million), reflecting growth in billable treasury management services, lower earnings credit rates on analyzed accounts, and higher fees on non-analyzed accounts, as well as an increase in consumer overdraft charges (up $1.3 million) due to higher volumes associated with account growth. Other non-interest income increased $1.9 million, or 14.9 percent, compared to the first quarter of 2025. The increase during the first quarter was primarily related to increases in sundry and other miscellaneous income (up $2.2 million), life insurance proceeds (up $632,000), and income from customer derivatives and securities trading (up $456,000), partly offset by decreases in gains on the sale of foreclosed and other assets (down $2.1 million).
•Non-interest expense was $365.7 million for the first quarter of 2026, up $17.6 million, or 5.1 percent, compared to the $348.1 million reported for the first quarter a year earlier. Salaries and wages expense increased $5.3 million, or 3.3 percent, compared to the first quarter of 2025. The increase in salaries and wages was primarily related to increases in salaries due to annual merit and market increases and to an increase in stock compensation. Employee benefits expense increased by $2.5 million, or 5.9 percent, compared to the first quarter of 2025. The increase in employee benefits expense was primarily related to increases in medical/dental benefits expense (up $1.7 million) and payroll taxes (up $792,000). Technology, furniture, and equipment expense increased $1.6 million, or 3.9 percent, compared to the first quarter of 2025. The increase was primarily related to increased cloud services expense (up $1.8 million). Other non-interest expense increased $6.7 million, or 10.4 percent, compared to the first quarter of 2025. The increase included increases in deposit fraud losses related to various payment systems (up $2.4 million), advertising/promotions expense (up $1.9 million), and professional services expense (up $532,000).
•For the first quarter of 2026, the company reported a credit loss expense of $6.7 million, and reported net charge-offs of $5.7 million. This compares to a credit loss expense of $11.2 million and net charge-offs of $5.8 million for the fourth quarter of 2025 and a credit loss expense of $13.1 million and net charge-offs of $9.7 million for the first quarter of 2025. The allowance for credit losses on loans as a percentage of total loans was 1.28 percent at March 31, 2026, compared to 1.29 percent at December 31, 2025 and 1.32 percent at March 31, 2025. Non-accrual loans were $72.4 million at the end of the first quarter of 2026, compared to $70.5 million at the end of the fourth quarter of 2025 and $83.5 million at the end of the first quarter of 2025.

•During the first quarter of 2026, we repurchased 507,753 shares at a total cost of $70.0 million. As of the end of the first quarter, we had $230 million remaining under our current $300 million repurchase authorization, which expires in January of 2027.

The Cullen/Frost board declared a second-quarter cash dividend of $1.03 per common share, representing a 3.0 percent increase compared to the previous quarterly dividend of $1.00 per share. The dividend on common stock is payable June 15, 2026 to shareholders of record on May 29 of this year. The board of directors also declared a cash dividend of $11.125 per share of Series B Preferred Stock (or $0.278125 per depositary share). The depositary shares representing the Series B Preferred Stock are traded on the NYSE under the symbol "CFR PrB." The Series B Preferred Stock dividend is payable June 15, 2026 to shareholders of record on May 29 of this year.
Cullen/Frost Bankers, Inc. will host a conference call on Thursday, April 30, 2026, at 1 p.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-877-709-8150 or via webcast on our investor relations website linked below. Playback of the conference call will be available after 5 p.m. CT on the day of the call until midnight Sunday, May 3, 2026 at 1-877-660-6853 with Conference ID # of 13759870. A replay of the call will also be available by webcast at the URL listed below after 5 p.m. CT on the day of the call.
Cullen/Frost investor relations website: https://investor.frostbank.com/
Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $52.7 billion in assets at March 31, 2026. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Dallas, Fort Worth, Gulf Coast, Houston, Permian Basin, and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at www.frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results
Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board and the implementation of tariffs and other protectionist trade policies.
•Inflation, interest rate, securities market, and monetary fluctuations.
•Local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.
•Changes in the financial performance and/or condition of our borrowers.
•Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.
•Changes in estimates of future credit loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•Changes in our liquidity position.
•Impairment of our goodwill or other intangible assets.
•The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
•Changes in consumer spending, borrowing, and saving habits.
•Greater than expected costs or difficulties related to the integration of new products and lines of business.
•Technological changes.
•The cost and effects of cyber incidents or other failures, interruptions, or security breaches of our systems or those of our customers or third-party providers.
•Acquisitions and integration of acquired businesses.
•Changes in the reliability of our vendors, internal control systems or information systems.
•Our ability to increase market share and control expenses.
•Our ability to attract and retain qualified employees.
•Changes in our organization, compensation, and benefit plans.
•The soundness of other financial institutions.
•Volatility and disruption in national and international financial and commodity markets.
•Changes in the competitive environment in our markets and among banking organizations and other financial service providers.
•Government intervention in the U.S. financial system.
•Political or economic instability.
•Acts of God or of war or terrorism.
•The potential impact of climate change.
•The impact of pandemics, epidemics, or any other health-related crisis.
•The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.
•The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) and their application with which we and our subsidiaries must comply.
•The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.
•Our success at managing the risks involved in the foregoing items.
In addition, military conflict between the U.S. and Iran has contributed to heightened uncertainty and volatility in global markets. Such conditions can result in price volatility in energy and commodity markets, changes in inflation expectations, increased financial market volatility, and potential disruptions to global supply chains and trade flows. The timing, magnitude, and duration of these impacts are uncertain and may evolve rapidly based on geopolitical developments, policy responses, and market conditions. Heightened geopolitical uncertainty may influence Federal Reserve policy decisions and broader financial conditions, including interest‑rate volatility, funding costs, and liquidity conditions. These factors could adversely affect our funding profile; customer credit quality, particularly in sectors sensitive to energy prices, global trade, or economic cycles; and the market value of certain financial instruments. Prolonged volatility could also negatively impact economic growth, increase borrower stress, and contribute to higher credit losses, any of which could have a material adverse effect on our business, financial condition, and results of operations. We will continue to monitor these developments and adjust our risk management and capital planning strategies as appropriate.
Furthermore, financial markets, international relations, and global supply chains continue to be significantly impacted by evolving U.S. trade policies and practices. The scope, duration, and ultimate impact of tariffs on us, our customers, financial markets, and the U.S. and global economies remain uncertain, particularly following the U.S. Supreme Court’s February 20, 2026 ruling that the International Emergency Economic Powers Act (“IEEPA”) does not authorize presidential tariff authority, which invalidated prior IEEPA‑based tariffs. This ruling has introduced uncertainty regarding the timing and extent of potential tariff refunds, as well as the likelihood of new or replacement tariffs imposed under alternative statutory authorities under U.S. trade law. These developments may affect customer cash flows, credit conditions, supply chain decisions, and overall market activity and volatility, thereby increasing our exposure to operational, credit, and market risks. If such uncertainty negatively affects borrower financial condition or market stability, it could have a material adverse effect on our business, financial condition, and results of operations.
Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2026	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$438,522	$448,707	$441,618	$429,604	$416,220
Net interest income (1)	460,792	471,218	463,667	450,558	436,404
Credit loss expense	6,745	11,224	6,779	13,129	13,070
Non-interest income:
Trust and investment management fees	47,957	45,651	44,846	43,669	42,931
Service charges on deposit accounts	32,157	32,360	31,440	29,151	28,621
Insurance commissions and fees	22,075	15,180	15,424	13,879	21,019
Interchange and card transaction fees	6,532	6,290	5,547	5,619	5,402
Other charges, commissions, and fees	13,268	15,228	14,730	13,967	13,586
Net gain (loss) on securities transactions	—	(836)	—	—	(14)
Other	14,326	18,291	13,660	10,988	12,466
Total non-interest income	136,315	132,164	125,647	117,273	124,011

Non-interest expense:
Salaries and wages	166,190	182,486	169,155	162,149	160,857
Employee benefits	44,656	36,653	34,465	32,826	42,157
Net occupancy	34,753	34,341	34,682	34,640	33,277
Technology, furniture, and equipment	41,674	41,575	43,479	40,572	40,118
Deposit insurance	7,203	(1,350)	6,328	6,590	7,184
Other	71,210	77,963	64,369	70,351	64,473
Total non-interest expense	365,686	371,668	352,478	347,128	348,066
Income before income taxes	202,406	197,979	208,008	186,620	179,095
Income taxes	31,419	31,727	33,628	29,617	28,173
Net income	170,987	166,252	174,380	157,003	150,922
Preferred stock dividends	1,669	1,669	1,668	1,669	1,669
Net income available to common shareholders	$169,318	$164,583	$172,712	$155,334	$149,253

PER COMMON SHARE DATA
Earnings per common share - basic	$2.65	$2.56	$2.67	$2.39	$2.30
Earnings per common share - diluted	2.65	2.56	2.67	2.39	2.30
Cash dividends per common share	1.00	1.00	1.00	1.00	0.95
Book value per common share at end of quarter	69.83	69.96	67.64	63.04	61.74

OUTSTANDING COMMON SHARES
Period-end common shares	62,797	63,287	63,801	64,319	64,283
Weighted-average common shares - basic	63,101	63,588	64,080	64,300	64,255
Dilutive effect of stock compensation	—	16	41	52	74
Weighted-average common shares - diluted	63,101	63,604	64,121	64,352	64,329

SELECTED ANNUALIZED RATIOS
Return on average assets	1.32%	1.22%	1.32%	1.22%	1.19%
Return on average common equity	15.15	14.80	16.72	15.64	15.54
Net interest income to average earning assets	3.74	3.66	3.69	3.67	3.60

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2026	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$22,011	$21,661	$21,452	$21,063	$20,788
Earning assets	48,628	50,033	48,492	47,664	47,424
Total assets	52,122	53,507	51,911	51,191	50,925
Non-interest-bearing demand deposits	13,944	14,268	13,839	13,788	13,798
Interest-bearing deposits	28,282	29,072	28,232	27,972	27,860
Total deposits	42,226	43,340	42,071	41,760	41,658
Shareholders' equity	4,677	4,558	4,243	4,129	4,041

Period-End Balance:
Loans	$22,432	$21,892	$21,446	$21,254	$20,904
Earning assets	49,172	49,524	49,147	47,756	48,409
Total assets	52,725	53,041	52,533	51,409	52,005
Total deposits	42,836	42,918	42,517	41,684	42,391
Shareholders' equity	4,531	4,573	4,461	4,200	4,114
Adjusted shareholders' equity (1)	5,454	5,416	5,385	5,341	5,243

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$286,215	$281,495	$280,221	$277,803	$275,488
As a percentage of period-end loans	1.28%	1.29%	1.31%	1.31%	1.32%

Net charge-offs:	$5,741	$5,843	$6,589	$11,151	$9,691
Annualized as a percentage of average loans	0.11%	0.11%	0.12%	0.21%	0.19%

Non-accrual loans:	$72,350	$70,482	$44,778	$62,393	$83,534
As a percentage of total loans	0.32%	0.32%	0.21%	0.29%	0.40%
As a percentage of total assets	0.14	0.13	0.09	0.12	0.16

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	14.07%	14.06%	14.14%	13.98%	13.84%
Tier 1 Risk-Based Capital Ratio	14.51	14.50	14.59	14.43	14.30
Total Risk-Based Capital Ratio	15.89	15.95	16.04	15.88	15.76
Leverage Ratio	9.13	8.80	9.00	8.98	8.84
Equity to Assets Ratio (period-end)	8.59	8.62	8.49	8.17	7.91
Equity to Assets Ratio (average)	8.97	8.52	8.17	8.07	7.94

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2026	2025
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
TAXABLE-EQUIVALENT YIELD/COST(1)
Earning Assets:
Interest-bearing deposits	3.64%	3.93%	4.36%	4.41%	4.39%
Federal funds sold	3.97	4.28	4.74	4.71	4.79
Resell agreements	4.06	4.13	4.58	4.59	4.60
Securities(2)	3.85	3.82	3.85	3.79	3.63
Loans, net of unearned discounts	6.23	6.43	6.61	6.60	6.57
Total earning assets	4.88	4.94	5.11	5.07	4.99

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.16%	0.19%	0.24%	0.24%	0.24%
Money market deposit accounts	1.88	2.08	2.28	2.28	2.27
Time accounts	3.14	3.45	3.79	3.86	3.97
Total interest-bearing deposits	1.55	1.75	1.94	1.93	1.94
Total deposits	1.04	1.17	1.30	1.29	1.30
Federal funds purchased	3.62	3.94	4.34	4.37	4.40
Repurchase agreements	2.70	2.87	3.17	3.23	3.13
Junior subordinated deferrable interest debentures	5.63	6.05	6.30	6.30	6.32
Subordinated notes payable and other notes	4.69	4.69	4.69	4.69	4.69
Total interest-bearing liabilities	1.72	1.92	2.13	2.12	2.12

Net interest spread	3.16	3.02	2.98	2.95	2.87
Net interest income to total average earning assets	3.74	3.66	3.69	3.67	3.60

AVERAGE BALANCES
($ in millions)
Assets:
Interest-bearing deposits	$6,752	$8,431	$6,816	$6,169	$7,238
Federal funds sold	4	2	3	8	3
Resell agreements	8	10	10	23	10
Securities - carrying value(2)	19,853	19,929	20,213	20,401	19,384
Securities - amortized cost(2)	20,825	20,995	21,622	21,864	20,839
Loans, net of unearned discount	22,011	21,661	21,452	21,063	20,788
Total earning assets	$48,628	$50,033	$48,492	$47,664	$47,424

Liabilities:
Interest-bearing deposits:
Savings and interest checking	$10,036	$9,899	$9,689	$9,920	$9,969
Money market deposit accounts	11,900	12,619	11,817	11,518	11,432
Time accounts	6,346	6,554	6,726	6,534	6,458
Total interest-bearing deposits	28,282	29,072	28,232	27,972	27,860
Total deposits	42,226	43,340	42,071	41,760	41,658
Federal funds purchased	24	27	29	25	18
Repurchase agreements	4,160	4,586	4,593	4,250	4,147
Junior subordinated deferrable interest debentures	123	123	123	123	123
Subordinated notes payable and other notes	100	100	100	100	100
Total interest-bearing funds	$32,689	$33,909	$33,077	$32,471	$32,248

(1) Taxable-equivalent basis assuming a 21% tax rate.
(2) Average securities include unrealized gains and losses on securities available for sale while yields are based on average amortized cost.